Exhibit 10.1

CONSULTING AND WARRANT ISSUANCE AGREEMENT

This Consulting and Warrant Issuance Agreement (the “Agreement”) dated as of October 27, 2021 by and among (i) Dragon Victory International Limited, an exempted company with limited liability, organized and existing under the laws of the Cayman Islands (the “Company”), (ii) Xianqun Hu, (iii) Ying Cai, (iv) Jiarui Li, and (v) Ailing Zhang (together with Xianqun Hu, Ying Cai, and Jiarui Li, the “Consultants” and each a “Consultant”; together with the Company, the “Parties” and each a “Party”).

WHEREAS:

A.	The Company will form a new joint venture company with an industry leader upon the execution of this agreement (the “Joint Venture Company”);

B.	The Consultants have the professional business expertise and experience to assist the Company in the business operation of the Joint Venture Company and are offering their services as consultants to the Company for such purposes;

C.	The Company desires to retain the Consultants as independent consultants and to memorialize the Consultants’ work for the Company by entering into this written Agreement; and

D.	Each Party agrees that this Agreement reflects their entire understanding and agreement of the terms among the Parties hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

1.	DUTIES.

a.	The Company hereby engages each Consultant and each Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the Parties, that such Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. The Consultant shall perform the following services to the Company in connection with the business operation of the Joint Venture Company (collectively, the “Services”):

(i)	Establish a proprietary system for cryptocurrency derivatives trading;

(ii)	Design different structure products for use in trading with counterparties;

(iii)	Optimize internal pricing and dynamic hedging models;

(iv)	Ongoing monitoring and improving of the proprietary system to maximize the return of invested capital and grow the size of proprietary assets;

(v)	Assist in the hiring process and establishment of a team for the development of the Joint Venture; and

(vi)	Provide industry expertise to help shape the Joint Venture's long-term strategy.

b.	The Company acknowledges and agrees that each Consultant (i) may maintain such Consultant’s own business in addition to providing Services to the Company, (ii) may, in connection with this Agreement, invest in, deal with or engage the services of itself and/or such Consultant’s affiliates in separate business activities for which they may be entitled to charge fees or commissions, provided that such activities are in the ordinary course of such Consultant’s business, and are conducted on an arm’s length commercial basis.

c.	The Company (i) further acknowledges and agrees that no Consultant owes any duty to not compete or other similar obligation to the Company, and each Consultant may provide any service, including without limitation, services similar to the Services, to any other party, as may be determined to be desirable in such Consultant’s sole discretion, and (ii) hereby waives any conflicts of interest that may arise in connection with such Consultant’s such other roles.

2.	CONSULTING SERVICES & COMPENSATION. As a consideration and in exchange for the Services to be rendered hereunder, the Company hereby agrees to issue certain Warrants (as defined below) as soon as practicable after the execution of this Agreement, subject to review by Nasdaq, as follows:

a.	Warrants to Xianqun Hu (the “Hu Warrants”) in substantially the form attached hereto as Exhibit A, exercisable in whole or in part, to purchase an aggregate of 900,000 Ordinary Shares, with each such Hu Warrant expiring five (5) years upon their issuance, at an exercise price that is the lower of (i) US$1.5 per share, and (ii) 88% of the lowest daily volume weighted average price (VWAP) of the Ordinary Share for the 10 trading day period immediately prior to the exercise of the Hu Warrants;

b.	Warrants to Ying Cai (the “Cai Warrants”) in substantially the form attached hereto as Exhibit B, exercisable in whole or in part, to purchase an aggregate of 300,000 Ordinary Shares, with each such Cai Warrant expiring five (5) years upon their issuance, at an exercise price that is the lower of (i) US$1.5 per share, and (ii) 88% of the lowest daily VWAP of the Ordinary Share for the 10 trading day period immediately prior to the exercise of the Cai Warrants;

c.	Warrants to Jiarui Li (the “Li Warrants”) in substantially the form attached hereto as Exhibit C, exercisable in whole or in part, to purchase an aggregate of 300,000 Ordinary Shares, with each such Li Warrant expiring five (5) years upon their issuance, at an exercise price that is the lower of (i) US$1.5 per share, and (ii) 88% of the lowest daily VWAP of the Ordinary Share for the 10 trading day period immediately prior to the exercise of the Li Warrants;

d.	Warrants to Ailing Zhang (the “Zhang Warrants”) in substantially the form attached hereto as Exhibit D, exercisable in whole or in part, to purchase an aggregate of 300,000 Ordinary Shares, with each such Zhang Warrant expiring five (5) years upon their issuance, at an exercise price that is the lower of (i) US$1.5 per share, and (ii) 88% of the lowest daily VWAP of the Ordinary Share for the 10 trading day period immediately prior to the exercise of the Zhang Warrants (the Zhang Warrants, together with the Hu Warrants, the Cai Warrants, and the Li Warrants are collectively referred to herein as the “Warrants”);

e.	If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the Ordinary Shares issuable upon exercise of the Warrants referred to in this Agreement, then, in any such event, the numbers and types of such Ordinary Shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of such Ordinary Shares that a holder of such number of such Ordinary Shares would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event;

f.	Subject to the compliance with the applicable U.S. securities law, each Warrant shall be transferrable by the holder(s) of such Warrant and the Warrants can be exercised on a cashless basis; and

g.	The Company hereby agrees that, as soon as practicable and in no event later than sixty (60) days after the execution of this Agreement, the Company shall file with the U.S. Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”), which Registration Statement shall be on Form F-3, if eligible, registering the resale of the Ordinary Shares issuable upon exercise of the Warrants.

3.	EXPENSES. The Company and each Consultant hereby agrees that each Party shall be responsible for their respective expenses in respect of this Agreement.

4.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultants obtain during the consulting period from the Company shall be, for all purposes, regarded and treated as strictly confidential for so long as such information remains proprietary and confidential, and shall be held in trust by the Consultants solely for the Company’s benefit and use; provided, however, that the use of such information by the Consultants for the purpose of providing the Services is permissible and shall not be deemed in violation of this Agreement.

5.	REPRESENATIONS AND WARRANTS OF THE COMPANY

a.	The Company hereby represents and warrants to each Consultant the following:

(i)	The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(ii)	The Company has all requisite legal power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Consultants, constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(iii)	The Company shall ensure that it has a sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Ordinary Shares issuable upon exercise of the Warrants pursuant to the terms of this Agreement and the Warrants.

b.	Each Consultant hereby severally, and not jointly, represents and warrants to the Company the following:

(i)	Such Consultant has all requisite power and authority to carry on his/her business as is currently being conducted.

(ii)	Such Consultant has full power and authority to enter into, execute and deliver this Agreement and to perform his/her obligations hereunder. The execution and delivery by such Consultant of this Agreement and the performance by such Consultant of his/her obligations hereunder have been duly authorized by all requisite actions on his/her part.

(iii)	This Agreement has been duly executed and delivered by such Consultant and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of such Consultant, enforceable against such Consultant in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.	TERMINATION. This Agreement shall automatically terminate upon written consent of all Parties. Either the Company, on the one hand, and any Consultant, on the other hand, may terminate this Agreement at any time with or without cause by giving ten (10) days written notice to the non-terminating Party, provided, however, that any termination by the terminating Party(ies), as applicable, without cause may not be effective prior to [12 months] following the date hereof.

7.	NO THIRD PARTY BENEFICIARIES. A person who is not a Party has no right to enforce any term of this Agreement.

8.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each Party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of any Party contained herein shall survive its signing and delivery.

9.	AMENDMENT. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

10.	ASSIGNMENT. Subject to Paragraph 2(f), neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between each Consultant and the Company, without the express written consent of such Consultant and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

11.	GOVERNING LAW. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (“New York”) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties hereunder.

12.	ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Paragraph 13. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in New York. If either Party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each Party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of the HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing Parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any Party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

13.	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the Parties hereto by written amendment to preserve its validity.

14.	NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no Party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15.	ENTIRE AGREEMENT. This Agreement contain the entire understanding of the Parties and cannot be altered or amended except by an amendment duly executed by all of the Parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

16.	EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE COMPANY:

Dragon Victory International Limited

By:	/s/ Liu Limin
Name:	Liu Limin
Title:	Chairman & CEO

[Signature Page to CONSULTING AND WARRANT ISSUANCE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE CONSULTANTS:

By:	/s/ Xianqun Hu
Name:	Xianqun Hu

By:	/s/ Ying Cai
Name:	Ying Cai

By:	/s/ Jiarui Li
Name:	Jiarui Li

By:	/s/ Ailing Zhang
Name:	Ailing Zhang

[Signature Page to CONSULTING AND WARRANT ISSUANCE AGREEMEN]